UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 30, 2013


                              PLACER DEL MAR, LTD.
               (Exact Name of Registrant as Specified in Charter)

          Nevada                       000-54118                  72-1600437
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

                          651 Okeechobee Blvd, Unit 412
                            West Palm Beach FL 33401
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (561) 543-8882

                           302 Washington Street #351
                            San Diego, CA 92103-4221
          (Former Name of Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On November 30, 2013, Humberto Bravo and Mario Laguna resigned as the only members of the Board of Directors of Placer Del Mar, Ltd. (the "Company"). To the knowledge of the Company, the resignation of each member of the Board of Director did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     The stockholders of the Company holding at least the requisite voting power of the issued and outstanding stock of the Company entitled to vote, acting by written consent without a meeting under Nevada law, appointed Frank Terzo as the sole director of the Company, to fill the vacancy so created by the resignation of Mr. Bravo and Mr. Laguna, effective February 27, 2014, to serve until the next annual meeting of the stockholders of the Company, and until his successor is duly elected or appointed and qualified, or until his prior resignation or removal.

     Effective February 27, 2014, Mr. Terzo, sole director of the Company, appointed himself as the Company's President, Treasurer and Secretary, to serve at the pleasure of the Board of Directors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 3, 2014                      By: /s/ Frank Terzo
                                              ----------------------------------
                                          Name:  Frank Terzo
                                          Title: President


                                       3